Exhibit 19

  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report


  Collection Period                                                                                                    August, 2005
  Distribution Date                                                                                                       9/15/2005
  Transaction Month                                                                                                               5

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,199,999,975.21              169,768
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $486,000,000.00         3.150%                 December 15, 2005
   Class A-2 Notes                                                  990,000,000.00         3.780%                September 15, 2007
   Class A-3 Notes                                                  881,000,000.00         4.170%                  January 15, 2009
   Class A-4 Notes                                                  470,165,000.00         4.380%                  January 15, 2010
   Class B Notes                                                     89,279,000.00         4.640%                    April 15, 2010
   Class C Notes                                                     59,519,000.00         4.830%                   August 15, 2010
   Class D Certificates                                              59,519,000.00         6.780%                September 15, 2011
                                                                     -------------
      Total                                                      $3,035,482,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $10,953,400.69                    $0.00          $10,953,400.69
  Repurchased Loan Proceeds Related to Interest                           1,007.19                     0.00                1,007.19
                                                                          --------                     ----                --------
      Total                                                         $10,954,407.88                    $0.00          $10,954,407.88
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   1,661,690.21                     0.00            1,661,690.21
                                                                      ------------                     ----            ------------
      Total                                                          $1,661,690.21                    $0.00           $1,661,690.21
  Principal:
  Principal Collections                                             $61,034,641.43                    $0.00          $61,034,641.43
  Prepayments in Full                                                46,126,415.85                     0.00           46,126,415.85
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        123,085.83                     0.00              123,085.83
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                        $107,284,143.11                    $0.00         $107,284,143.11
  Liquidation Proceeds                                                                                                  $917,472.52
  Recoveries from Prior Month Charge-Offs                                                                                  7,385.36
                                                                                                                           --------
      Total Principal Collections                                                                                   $108,209,000.99
  Principal Losses for Collection Period                                                                              $1,583,748.09
  Total Regular Principal Reduction                                                                                 $108,867,891.20
  Total Collections                                                                                                 $120,825,099.08



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $120,825,099.08
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $120,825,099.08





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


  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2005
  Distribution Date                                                                                                       9/15/2005
  Transaction Month                                                                                                               5

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,286,260.81        $2,286,260.81                $0.00
   Amount per $1,000 of Original Balance               0.75                 0.75                 0.00





                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                    $64,110.20          $64,110.20                  $0.00                $0.00               $0.00
   Class A2 Notes                  3,118,500.00        3,118,500.00                   0.00                 0.00                0.00
   Class A3 Notes                  3,061,475.00        3,061,475.00                   0.00                 0.00                0.00
   Class A4 Notes                  1,716,102.25        1,716,102.25                   0.00                 0.00                0.00
   Class B Notes                     345,212.13          345,212.13                   0.00                 0.00                0.00
   Class C Notes                     239,563.98          239,563.98                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                       $8,544,963.56       $8,544,963.56                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $336,282.35         $336,282.35               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:     $8,881,245.91       $8,881,245.91               $0.00                $0.00               $0.00

  Total Available for Principal Distribution  $109,657,592.36
  Principal Distribution Amounts
   First Priority Distribution Amount                   $0.00
   Second Priority Distribution Amount           3,917,390.54
   Third Priority Distribution Amount           59,519,000.00
   Regular Principal Distribution Amount        69,865,450.92
                                                -------------
      Principal Distribution Amount           $133,301,841.46

  Noteholder Principal Distributions:
   Class A1 Notes                                        $23,635,097.40
   Class A2 Notes                                         86,022,494.96
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $109,657,592.36

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $109,657,592.36

  Collections Released to Seller                                  $0.00
  Reserve Release                                                 $0.00
  Total Available for Distribution          $120,825,099.08
  Total Distribution (incl. Servicing Fee)  $120,825,099.08



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



  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2005
  Distribution Date                                                                                                       9/15/2005
  Transaction Month                                                                                                               5


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                               $48.63                   $0.13                   $48.76
  Class A2 Notes                                                86.89                    3.15                    90.04
  Class A3 Notes                                                 0.00                    3.48                     3.48
  Class A4 Notes                                                 0.00                    3.65                     3.65
  Class B Notes                                                  0.00                    3.87                     3.87
  Class C Notes                                                  0.00                    4.03                     4.03
                                                                 ----                    ----                     ----
      Total Notes                                              $36.85                   $2.87                   $39.72

  Class D Certificates                                          $0.00                   $5.65                    $5.65
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $36.13                   $2.93                   $39.05


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $2,513,598,097.40       0.8446335              $2,403,940,505.04        0.8077858

  Class A1 Notes                                23,635,097.40       0.0486319                           0.00        0.0000000
  Class A2 Notes                               990,000,000.00       1.0000000                 903,977,505.04        0.9131086
  Class A3 Notes                               881,000,000.00       1.0000000                 881,000,000.00        1.0000000
  Class A4 Notes                               470,165,000.00       1.0000000                 470,165,000.00        1.0000000
  Class B Notes                                 89,279,000.00       1.0000000                  89,279,000.00        1.0000000
  Class C Notes                                 59,519,000.00       1.0000000                  59,519,000.00        1.0000000
  Class D Certificates                          59,519,000.00       1.0000000                  59,519,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $2,573,117,097.40       0.8476799              $2,463,459,505.04        0.8115546


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.49%                                           5.48%
  Weighted Average Remaining Maturity (WAM)              48.21                                           47.35
  Remaining Number of Receivables                      155,285                                         151,855
  Portfolio Receivable Balance               $2,743,512,971.47                               $2,634,645,080.27



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $10,346,450.92
  Specified Credit Enhancement Amount                                                                        $26,346,450.80
  Yield Supplement Overcollateralization Amount                                                             $184,483,373.41
  Target Level of Overcollateralization                                                                     $194,829,824.33






                                                          Page 3



  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2005
  Distribution Date                                                                                                       9/15/2005
  Transaction Month                                                                                                               5

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $15,999,999.88
  Specified Reserve Account Balance                                                                           15,999,999.88
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             15,999,999.88
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $15,999,999.88
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $917,472.52
  Recoveries from Prior Month Charge-Offs                                                                                 $7,385.36
  Total Principal Losses for Collection Period                                                                        $1,583,748.09
  Charge-off Rate for Collection Period (annualized)                                                                          0.29%
  Cumulative Net Losses for all Periods                                                                               $1,695,769.43


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         1,056                $19,020,965.36
  61-90 Days Delinquent                                                                           112                 $2,084,171.33
  91-120 Days Delinquent                                                                           24                   $475,491.27
  Over 120 Days Delinquent                                                                         13                   $284,875.76

  Repossesion Inventory                                                                           111                 $2,093,462.03


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.1421%
  Preceding Collection Period                                                                                               0.1954%
  Current Collection Period                                                                                                 0.2940%
  Three Month Average                                                                                                       0.2105%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.0683%
  Current Collection Period                                                                                                 0.0981%
  Three Month Average                                                                                                       0.0710%

  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2005
  Distribution Date                                                                                                       9/15/2005
  Transaction Month                                                                                                               5

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $4,382,191.79                         $0.00
  New Advances                                                                           1,633,808.16                          0.00
  Servicer Advance Recoveries                                                            1,905,291.19                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $4,110,708.76                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $27,882.05                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00
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